Exhibit 10.1

SECOND AMENDMENT TO ACQUISITION AGREEMENT

THIS SECOND AMENDMENT TO ACQUISITION AGREEMENT (this “Amendment”), dated March 16, 2017, but made effective as of February 13, 2017 (the “Effective Date”), is by and among Maglenta Enterpises Inc., a company incorporated and existing in the Republic of Seychelles (“Maglenta”), Champfremont Holding Ltd., a company incorporated and existing in the Republic of Seychelles (“CHL”) (each of the foregoing individually, a “Seller” and, collectively, “Sellers”); Polimore Capital Limited, a company incorporated and existing under the laws of Cyprus, Brosword Holding Limited, a company incorporated and existing under the laws of Cyprus, and other companies listed under the caption “Target Company” in Exhibit B to the Acquisition Agreement (as defined below) (each of the foregoing individually, a "Target Company" and, collectively, the "Target Companies"); ТOT Group Russia LLC, a limited liability company organized and existing under the laws of the Russian Federation, and/or its assignee, and TOT Group Europe Ltd., a company organized and existing under the laws of England and Wales, and/or its assignee (each of the foregoing individually, a “Purchaser” and, collectively, the "Purchasers"). Sellers, Purchasers and Target Companies are referred to herein collectively as the “Parties.”

RECITALS

WHEREAS, on or about May 20, 2015, Sellers, Target Companies and Purchasers entered into that certain Acquisition Agreement (the “Acquisition Agreement”) and Net Element, Inc., a Delaware corporation (the “Guarantor”), executed that certain guaranty in connection with the Purchasers’ certain obligations under the Acquisition Agreement (the “Guaranty”).

WHEREAS, on or about October 25, 2016 (but made effective as of October 21, 2016), the Sellers and the Guarantor entered into that certain settlement agreement (the “Settlement Agreement”) in connection with Purchasers’ obligations under the Acquisition Agreement.

WHEREAS, on or about October 25, 2016, the Sellers, Target Companies and Purchasers entered into that certain amendment to Acquisition Agreement (the “First Amendment”). The Acquisition Agreement, as amended by the First Amendment, shall be referred to herein as the “Amended Acquisition Agreement.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amended Acquisition Agreement.

WHEREAS the Parties would like to reconcile certain obligations set forth in the Amended Acquisition Agreement and amend certain terms of the Amended Acquisition Agreement, as more particularly set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereby agree that the Amended Acquisition Agreement shall be further amended as follows:

1.                  Recitals. All of the recitals contained herein are true and correct and are incorporated herein by this reference.

2.                  Amendment. Notwithstanding prior correspondence of the Parties and their respective representatives, the Parties have reconciled the amounts, the calculations, the methodology, the procedures of review and approval, the process and dates of payments in cash and issuances of Consideration Shares in respect to the Deferred Consideration (specifically, the second, third, fourth, fifth Installments and Extra Payment) as set forth in Annex 1 to this Amendment. Accordingly, the Parties hereby agree that the first paragraph of Section 2.7 and Sub-Sections 2.7.1 through and inclusive of 2.7.5 of the Amended Acquisition Agreement are hereby modified and amended in their entirety to reflect the terms set forth in Annex 1 to this Amendment. None of the procedures and/or remedies shall be applicable with respect to any Party or Guarantor in connection with any performance or non- performance, delay or failure to reconcile the Deferred Consideration pursuant to the first paragraph of Section 2.7 and Sub-Sections 2.7.1 through and inclusive of 2.7.5 of the Amended Acquisition Agreement prior to the Effective Date. Notwithstanding anything to the contrary set forth in this Section 2, nothing herein shall modify the Parties’ obligations under the Settlement Agreement and the First Amendment, including but not limited to, the Purchasers’ and Guarantor’s payment obligations thereunder.

1

3.                  This Amendment (including Annex 1 hereto) is legally binding on each of the Parties. In consideration of the mutual covenants and conditions contained herein this Amendment supersedes all previous correspondence and negotiations between Parties regarding the Deferred Consideration.

4.                  Except as expressly amended and modified by this Amendment, the Amended Acquisition Agreement shall continue in full forth and effect.

5.                  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof. Each Party hereby irrevocably submits to the jurisdiction of the courts of the State of New York, sitting in New York County, and the courts of the United States for the Southern District of New York. Each Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such Party. In any such suit, action or proceeding, each Party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such Party at its address as set forth in the Amended Acquisition Agreement.

6.                  This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile transmission, pdf or other electronic means shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes (and such signatures of the parties transmitted by facsimile, pdf or other electronic means shall be deemed to be their original signatures for all purposes).

[Signatures start on next page.]

2

IN WITNESS WHEREOF, each of the Parties has duly executed this Amendment as of the Effective Date.

SELLERS:

MAGLENTA ENTERPRISES INC.

By:  /s/ Evaline Sophie Joubert

Name: Evaline Sophie Joubert

Title: Director

CHAMPFREMONT HOLDING LTD

By:  /s/ Nicos Hadjinicolaou

Name: Nicos Hadjinicolaou

Title: Director

TARGET COMPANIES:

POLIMORE CAPITAL LIMITED

By:  /s/ Avraam Marangos

Name: Avraam Marangos

Title: Director

BROSWORD HOLDING LIMITED

By: /s/ Avraam Marangos

Name: Avraam Marangos

Title: Director

INNOVATIVE PAYMENT TECHNOLOGIES LLC

By: /s/ Madina Khandzharova

Name: Madina Khandzharova

Title: General Director

[Signatures continue on next page.]

3

PAYONLINE SYSTEM LLC

By: /s/ Marat Abasaliev

Name: Marat Abasaliev

Title: General Director

PURCHASERS:

TOT GROUP RUSSIA, LLC

By:_/s/ Konstantin Zaripov

Name: Konstantin Zaripov

Title: General Director

TOT GROUP EUROPE LTD

By:_/s/ Konstantin Zaripov

Name: Konstantin Zaripov

Title: Managing Director

ACKNOWLEDGED AND AGREED TO BY THE GUARANTOR FOR PURPOSES OF THE GUARANTY:

NET ELEMENT, INC.

By:  /s/ Oleg Firer

Name:  Oleg Firer

Title:  CEO

4

ANNEX 1

1.                      The amount of the second Installment is calculated and reconciled by the Parties, and accordingly is defined for all purposes of the Amended Acquisition Agreement as One Hundred Fifteen Thousand One Hundred Ninety Six and 20/100 US dollars (US $115,196.20). Purchasers previously paid and Sellers previously received US $72,360.40 in cash and US $72,360.40 in Consideration Shares as payment for the second Installment, resulting in US $29,524.60 overpayment to the Purchasers for the second Installment.

2.                      The amount of the third Installment is calculated and reconciled by the Parties, and accordingly is defined for all purposes of the Amended Acquisition Agreement as Ninety-Three Thousand Seven Hundred Thirty-One and 32/100 US dollars (US $93,731.32). Purchasers previously paid and Sellers previously received US $61,735.57 in cash and US $61,735.57 in Consideration Shares as payment for the third Installment, resulting in US $29,739.82 overpayment to the Purchasers for the third Installment.

3.                      The amount of the fourth Installment is calculated and reconciled by the Parties, and accordingly is defined for all purposes of the Amended Acquisition Agreement as One Hundred Sixty Thousand Nine Hundred Eighty- Seven and 94/100 US dollars (US $160,987.94).

4.                      The amount of the fifth Installment is calculated and reconciled by the Parties, and accordingly is defined for all purposes of the Amended Acquisition Agreement as One Hundred Fourteen Thousand Five Hundred Ninety-Two and 72/100 US dollars (US $114,592.72).

5.                      The amount of the Extra Payment is calculated and reconciled by the Parties, and accordingly is defined for all purposes of the Amended Acquisition Agreement as Eight Hundred Forty-Eight and 43/100 US dollars (US $848.43).

6.                      The aggregate amount for the Deferred Consideration (specifically, the second, third, fourth, fifth Installments and Extra Payment combined) is calculated and reconciled by the Parties, and accordingly is defined for all purposes of the Amended Acquisition Agreement as Four Hundred Eighty-Five Thousand Three Hundred Fifty-Six and 61/100 US dollars (US $485,356.61).

7.                      As set in paragraphs 1 and 2 this Annex 1, the Purchasers previously paid the Sellers Two Hundred Sixty-Eight Thousand One Hundred Ninety-One and 94/100 US dollars (US $268,191.94).

8.                      Accordingly, the remaining aggregate amount to be payable by the Purchaser to the Sellers pursuant to the Amended Acquisition Agreement (as amended by this Amendment, including this Annex 1) for the Deferred Consideration (specifically, the second, third, fourth, fifth Installments and Extra Payment combined) is calculated and reconciled by the Parties, and accordingly is defined for all purposes of the Amended Acquisition Agreement as Two Hundred Seventeen Thousand One Hundred Sixty-Six US dollars (US $217,166) (the “Final Amount”).

9.                      The Final Amount shall be comprised of two (2) components: (i) cash in the amount of 50% of Final Amount and (ii) Consideration Shares with a value equal to 50% of the Final amount (the number of such Consideration Shares shall be determined based on the closing price per one (1) share of NETE Stock reported on The NASDAQ Capital Market on the Effective Date (specifically, February 13, 2017). For avoidance of doubt, this Amendment shall be executed and delivered by the Parties and dated only on the date when The NASDAQ Capital Market is open for trading.

5

10.                   The Final Amount shall be paid (in cash and in Consideration Shares as determined and provided in paragraph 9 of this Annex 1) by the Purchasers to the Sellers, and the Sellers will accept such Final Amount as full and complete satisfaction and settlement of the Deferred Consideration (specifically, the second, third, fourth, fifth Installments and Extra Payment), in accordance with the following schedule:

The cash in the amount of 50% of Final Amount shall be paid within five (5) Business Days after Purchasers receive signed by Sellers counterpart of this Amendment according to Section 6 of this Amendment. The Consideration Shares, specifically 130,823 shares based on the closing price per (1) share of NETE Stock reported on The NASDAQ Capital Market on the Effective Date, shall be issued within forty-five (45) calendar days after Purchasers receive signed by Sellers counterpart of this Amendment according to Section 6 of this Amendment, however, that the Consideration Shares in the amount as determined and provided in paragraph 9 of this Annex 1 shall be delivered to the Sellers after the applicable securities laws and the Nasdaq formalities and the transfer agent formalities are complied with and the securities law opinion with respect to the issuance of the shares is obtained by the Guarantor.

11.                   Upon payment of the Final Amount to the Sellers (specifically, by a wire transfer US $108,583 to the bank account designated in writing by the Sellers and by the issuance of 130,823 Consideration Shares in the name of the Sellers (divided between the Sellers as per such Sellers’ written instructions), (i) the entire Deferred Consideration (specifically, the second, third, fourth, fifth Installments and Extra Payment) shall be paid in full and (ii) none of the Parties shall have, and each Party hereby irrevocably releases, any and all rights, obligations, claims and/or liabilities related to the Deferred Consideration (specifically, the second, third, fourth, fifth Installments and Extra Payment).

6